NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, OCT. 13, 2009

GROUP 1 AUTOMOTIVE REPORTS PRELIMINARY THIRD-QUARTER RESULTS

Third-Quarter Earnings Release Scheduled

HOUSTON, Oct. 13, 2009 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported that based on preliminary results, it expects 2009 third-quarter diluted earnings per share within a range of $0.68 to $0.72. This range excludes a one-time tax adjustment that is estimated to add approximately $0.07 per diluted share, gains on debt redemption of approximately $0.02 per diluted share and non-cash impairment charges primarily related to real estate holdings of approximately $0.02 per diluted share. Group 1 also announced conference call and webcast details for its third-quarter earnings release scheduled for Oct. 27.

“We remain on target with our cost-savings initiatives designed to save at least $120 million in 2009,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “These cost savings, combined with the hard work of our employees and substantial incremental new vehicle sales under the government’s “CARS” program, produced very strong quarterly results.”

Group 1 is reviewing the impact of the quarter’s results on its forecast and will address full-year guidance when the company announces its third-quarter earnings results on Oct. 27.

Third-Quarter Earnings Conference Call
Group 1 announced that it will release financial results for the third quarter ended Sept. 30, 2009, on Tuesday, Oct. 27, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at
10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 877.795.3648
International: 719.325.4752
Participant Passcode: 8845933

A telephonic replay will be available following the call through Nov. 3 by dialing:

Domestic: 888.203.1112
International: 419.457.0820

Replay Passcode: 8845933

About Group 1 Automotive, Inc.
Group 1 owns and operates 98 automotive dealerships, 132 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.